EXHIBIT 4.1

______________________________________________________________________________

PORTLAND GENERAL ELECTRIC COMPANY

TO

HSBC BANK USA, NATIONAL ASSOCIATION

(AS SUCCESSOR TO THE MARINE MIDLAND TRUST

COMPANY OF NEW YORK)

Trustee.

Fifty-eighth Supplemental Indenture

Dated: April 1, 2007

$130,000,000 First Mortgage Bonds,

5.81% Series, due 2037

Supplemental to Indenture of Mortgage and Deed of Trust,

dated July 1, 1945 of Portland General Electric Company.

THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A TRANSMITTING UTILITY

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

This FIFTY-EIGHTH SUPPLEMENTAL INDENTURE (hereinafter this “Supplemental Indenture”), dated April 1, 2007, is made by and between Portland General Electric Company, an Oregon corporation (hereinafter called the “Company”), and HSBC Bank USA, National Association (as successor to The Marine Midland Trust Company of New York), a national banking association, as Trustee (hereinafter called the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered its Indenture of Mortgage and Deed of Trust (herein sometimes referred to as the “Original Indenture”), dated July 1, 1945, to the Trustee to secure an issue of First Mortgage Bonds of the Company; and

WHEREAS, bonds in the aggregate principal amount of $34,000,000 have heretofore been issued under and in accordance with the terms of the Original Indenture as bonds of an initial series designated “First Mortgage Bonds, 3-1/8% Series due 1975” (herein sometimes referred to as the “Bonds of the 1975 Series”); and

WHEREAS, the Company has heretofore executed and delivered to the Trustee several supplemental indentures which provided, among other things, for the creation or issuance of several new series of First Mortgage Bonds under the terms of the Original Indenture as follows:

Supplemental Indenture	Dated	Series Designation		Principal Amount
First	11-1-47	3-1/2%	Series due 1977	$ 6,000,000	(1)
Second	11-1-48	3-1/2%	Series due 1977	4,000,000	(1)
Third	5-1-52	3-1/2%	Second Series due 1977	4,000,000	(1)
Fourth	11-1-53	4-1/8%	Series due 1983	8,000,000	(2)
Fifth	11-1-54	3-3/8%	Series due 1984	12,000,000	(1)
Sixth	9-1-56	4-1/4%	Series due 1986	16,000,000	(1)
Seventh	6-1-57	4-7/8%	Series due 1987	10,000,000	(1)
Eighth	12-1-57	5-1/2%	Series due 1987	15,000,000	(3)
Ninth	6-1-60	5-1/4%	Series due 1990	15,000,000	(1)
Tenth	11-1-61	5-1/8%	Series due 1991	12,000,000	(1)
Eleventh	2-1-63	4-5/8%	Series due 1993	15,000,000	(1)
Twelfth	6-1-63	4-3/4%	Series due 1993	18,000,000	(1)
Thirteenth	4-1-64	4-3/4%	Series due 1994	18,000,000	(1)
Fourteenth	3-1-65	4.70%	Series due 1995	14,000,000	(1)
Fifteenth	6-1-66	5-7/8%	Series due 1996	12,000,000	(1)
Sixteenth	10-1-67	6.60%	Series due October 1, 1997	24,000,000	(1)

Seventeenth	4-1-70	8-3/4%	Series due April 1, 1977	20,000,000	(1)
Eighteenth	11-1-70	9-7/8%	Series due November 1, 2000	20,000,000	(4)
Nineteenth	11-1-71	8%	Series due November 1, 2001	20,000,000	(4)
Twentieth	11-1-72	7-3/4%	Series due November 1, 2002	20,000,000	(4)
Twenty-first	4-1-73	7.95%	Series due April 1, 2003	35,000,000	(4)
Twenty-second	10-1-73	8-3/4%	Series due October 1, 2003	17,000,000	(4)
Twenty-third	12-1-74	10-1/2%	Series due December 1, 1980	40,000,000	(1)
Twenty-fourth	4-1-75	10%	Series due April 1, 1982	40,000,000	(1)
Twenty-fifth	6-1-75	9-7/8%	Series due June 1, 1985	27,000,000	(1)
Twenty-sixth	12-1-75	11-5/8%	Series due December 1, 2005	50,000,000	(4)
Twenty-seventh	4-1-76	9-1/2%	Series due April 1, 2006	50,000,000	(4)
Twenty-eighth	9-1-76	9-3/4%	Series due September 1, 1996	62,500,000	(4)
Twenty-ninth	6-1-77	8-3/4%	Series due June 1, 2007	50,000,000	(4)
Thirtieth	10-1-78	9.40%	Series due January 1, 1999	25,000,000	(4)
Thirty-first	11-1-78	9.80%	Series due November 1, 1998	50,000,000	(4)
Thirty-second	2-1-80	13-1/4%	Series due February 1, 2000	55,000,000	(4)
Thirty-third	8-1-80	13-7/8%	Series due August 1, 2010	75,000,000	(4)
Thirty-sixth	10-1-82	13-1/2%	Series due October 1, 2012	75,000,000	(4)
Thirty-seventh	11-15-84	11-5/8%	Extendable Series A due November 15, 1999	75,000,000	(4)
Thirty-eighth	6-1-85	10-3/4%	Series due June 1, 1995	60,000,000	(4)
Thirty-ninth	3-1-86	9-5/8%	Series due March 1, 2016	100,000,000	(4)
Fortieth	10-1-90		Medium Term Note Series	200,000,000
Forty-first	12-1-91		Medium Term Note Series I	150,000,000	(1)
Forty-second	4-1-93	7-3/4%	Series due April 15, 2023	150,000,000	(4)
Forty-third	7-1-93		Medium Term Notes Series II	75,000,000	(1)
Forty-fourth	8-1-94		Medium Term Notes Series III	75,000,000	(1)
Forty-fifth	5-1-95		Medium Term Notes Series IV	75,000,000
Forty-sixth	8-1-96		Medium Term Notes Series V	50,000,000	(1)
Forty-seventh	12-14-01		Second Series due 2002	150,000,000	(4)
Forty-eighth	6-1-02		Collateral Series due 2003	72,000,000	(1)

Forty-ninth	6-1-02			Second Collateral Series due 2003	150,000,000	(1)
Fiftieth	10-1-02	8-1/8%		SSeries due 2010	150,000,000	(4)
Fifty-first	10-1-02	5.6675%		Series due 2012	100,000,000
Fifty-second	4-1-03	5.279%		Series due 2013	50,000,000
Fifty-third	5-1-03			Collateral Series A due 2033 Collateral Series B due 2033 Collateral Series C due 2033	142,400,000
Fifty-fourth	5-1-03			Collateral Series due 2004	150,000,000	(1)
Fifty-fifth	7-1-03			Medium Term Notes Series VI	200,000,000
Fifty-sixth	5-1-06	6.31 6.26	% %	Series due 2036 Series due 2031	175,000,000 100,000,000
Fifty-seventh	12-1-06	5.80%		Series due 2039	170,000,000

(1)	Paid in full at maturity.
(2)	This entire issue of Bonds was redeemed out of proceeds from the sale of First Mortgage Bonds, 3-3/8% Series due 1984.
(3)	This entire issue of Bonds was redeemed out of proceeds from the sale of First Mortgage Bonds, 4-5/8% Series due 1993.
(4)	Redeemed in full prior to maturity.

which bonds are sometimes referred to herein as the “Bonds of the 1977 Series,” “Bonds of the 1977 Second Series,” “Bonds of the 1983 Series,” “Bonds of the 1984 Series,” “Bonds of the 1986 Series,” “Bonds of the 4 7/8% Series due 1987,” “Bonds of the 5½% Series due 1987,” “Bonds of the 1990 Series,” “Bonds of the 1991 Series,” “Bonds of the 4 5/8% Series due 1993,” “Bonds of the 4¾% Series due 1993,” “Bonds of the 1994 Series,” “Bonds of the 1995 Series,” “Bonds of the 1996 Series,” “Bonds of the 1997 Series,” “Bonds of the 1977 Third Series,” “Bonds of the 2000 Series,” “Bonds of the 2001 Series,” “Bonds of the 2002 Series,” “Bonds of the 2003 Series,” “Bonds of the 2003 Second Series,” “Bonds of the 1980 Series,” “Bonds of the 1982 Series,” “Bonds of the 1985 Series,” “Bonds of the 2005 Series,” “Bonds of the 2006 Series,” “Bonds of the 1996 Second Series,” “Bonds of the 2007 Series,” “Bonds of the 1999 Series,” “Bonds of the 1998 Series,” “Bonds of the 2000 Second Series,” “Bonds of the 2010 Series,” “Bonds of the 2012 Series,” “Bonds of the Extendable Series A,” “Bonds of the 1995 Second Series,” “Bonds of the 2016 Series,” “Bonds of the Medium Term Note Series,” “Bonds of the Medium Term Note Series I,” “Bonds of the 2023 Series,” “Bonds of the Medium Term Note Series II,” “Bonds of the Medium Term Note Series III,” “Bonds of the Medium Term Note Series IV,” “Bonds of the Medium Term Note Series V,” “Bonds of the 2002 Second Series,” “Bonds of the Collateral Series,” “Bonds of the Second Collateral Series,” “Bonds of the 2010 Second Series,” “Bonds of the 2012 Second Series,” “Bonds of the 2013 Series,” “Bonds of the 2033 Series,” “Bonds of the 2004 Collateral Series,” “Bonds of the Medium Term Note Series VI,” “Bonds of the 2036 Series,” “Bonds of the 2031 Series,” and “Bonds of the 2039 Series,” respectively; and

WHEREAS, the Original Indenture provides that the Company and the Trustee, subject to the conditions and restrictions in the Original Indenture contained, may enter into an indenture or indentures supplemental thereto, which shall thereafter form a part of said Original Indenture, among other things, to mortgage, pledge, convey, transfer, or assign to the Trustee and to subject to the lien of the Original Indenture with the same force and effect as though included in the granting clauses thereof, additional properties acquired by the Company after the execution and delivery of the Original Indenture, and to provide for the creation of any series of bonds (other than the Bonds of the 1975 Series), designating the series to be created and specifying the form and provisions of the bonds of such series as therein provided or permitted, and to provide a sinking, amortization, replacement, or other analogous fund for the benefit of all or any of the bonds of any one or more series, of such character and of such amount, and upon such terms and conditions as shall be contained in such supplemental indenture; and

WHEREAS, the Company has heretofore executed and delivered to the Trustee fifty-seven supplemental indentures amending in certain respects the Original Indenture (such Original Indenture as so supplemented and amended is hereinafter referred to as the “Mortgage”); and

WHEREAS, the Company desires to further amend the Mortgage in certain respects pursuant to Section 17.01 of the Original Indenture, and the Trustee has agreed to such amendments; and

WHEREAS, the Company desires to provide for the creation of a new series of bonds to be known as “First Mortgage Bonds, 5.81% Series due 2037” (sometimes herein referred to as the “Bonds of the 2037 Series” or the “Bonds”), and to specify the form and provisions of the Bonds of the 2037 Series, and to mortgage, pledge, convey, transfer, or assign to the Trustee and to subject to the lien of the Mortgage certain additional properties acquired by the Company since the execution and delivery of the Original Indenture; and

WHEREAS, the Company intends at this time to provide for the issuance of $130,000,000 aggregate principal amount of Bonds of the 2037 Series in accordance with the terms of the Mortgage and this Supplemental Indenture (the Mortgage as so supplemented and amended by this Supplemental Indenture referred to as the “Indenture”); and

WHEREAS, the Bonds of the 2037 Series and the Trustee’s authentication certificate to be executed on the Bonds of the 2037 Series are to be substantially in the following form, respectively:

(Form of Bond of the 5.81 % Series due 2037)

[Face of Bond]

THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS BOND, AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS BOND MAY NOT BE RESOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR AN EXEMPTION THEREFROM (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, PROVIDED THAT IN-HOUSE COUNSEL TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR”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“ACCREDITED INVESTOR” AS DEFINED IN RULE 501(A)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS BOND FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT.

No. ______	$_________
CUSIP/PPN No. _____

PORTLAND GENERAL ELECTRIC COMPANY

FIRST MORTGAGE BOND, 5.81% SERIES DUE 2037

ORIGINAL ISSUE DATE:	_______________

Portland General Electric Company, an Oregon corporation (hereinafter sometimes called the “Company”), for value received, hereby promises to pay to __________________________, or registered assigns, the principal sum of _____________________________ Dollars on October 1, 2037 (the “Maturity Date”), except to the extent redeemed or repaid prior to the Maturity Date, and to pay interest thereon at the rate of 5.81 per cent per annum (calculated on the basis of a 360-day year of twelve 30-day months) until the principal hereof is paid or made available for payment. Interest will be paid semi-annually in arrears on April 1 and October 1 (each an “Interest Payment Date”) each year from the Interest Payment Date next preceding the date this bond is executed by the Company, or, if the date this bond is executed by the Company is an Interest Payment Date, from such Interest Payment Date, or, if the date this bond is executed by the Company is prior to the Original Issue Date specified above, from the Original Issue Date. If and to the extent the Company shall default in the payment of interest due on an Interest Payment Date, then interest shall be paid from the date to which interest has been paid, provided, however, that if such default shall be in respect of the interest due on the first Interest Payment Date following the Original Issue Date, then interest shall be paid from the Original Issue Date. If the Maturity Date or an Interest Payment Date falls on a day which is not a Business Day, as defined below, principal or interest payable with respect to such Maturity Date or Interest Payment Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity Date or Interest Payment Date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions, be paid to the person in whose name this bond (or one or more predecessor bonds) is registered at the close of business on the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date (the “Regular Record Date”); provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable. Should the Company default in the payment of interest (“Defaulted Interest”), the Defaulted Interest shall be paid to the person in whose name this bond (or one or more predecessor bonds) is registered on a subsequent record date fixed by the Company, which subsequent record date shall be fifteen days prior to the payment of such Defaulted Interest. As used herein, “Business Day” means any day, other than a Saturday or Sunday, on which banks in The City of New York are not required or authorized by law to close.

Payment of the principal of and interest on this bond will be made in immediately available funds at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Trustee, as paying agent of the Company, will make all payments of principal and interest by wire transfer of immediately available funds; provided, however, that appropriate written wire transfer instructions must have been received by the Trustee not less than sixteen days prior to the applicable Interest Payment Date, Maturity Date, or redemption date; and provided further, however, that if the Original Issue Date is less than sixteen days prior to the First Interest Payment Date, payment of interest on such date will be by wire transfer of immediately available funds, if appropriate written wire transfer instructions have been received by the Trustee on or before the Original Issue Date.

Reference is hereby made to the further provisions of this bond set forth on the reverse hereof, including terms of redemption, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This bond shall not become or be valid or obligatory for any purpose until the authentication certificate hereon shall have been signed by the Trustee.

IN WITNESS WHEREOF, PORTLAND GENERAL ELECTRIC COMPANY has caused this instrument to be executed manually or in facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be imprinted hereon.

Dated: _____________________

PORTLAND GENERAL ELECTRIC COMPANY

By: ______________________________________

Title:

Attest: _____________________

Assistant Secretary

(Form of Trustee’s Authentication Certificate for

Bonds of the 5.81% Series due 2037)

This is one of the bonds, of the series designated herein, described in the within-mentioned Indenture.

HSBC BANK USA, NATIONAL

ASSOCIATION, AS TRUSTEE

By:
Authorized Officer

[Reverse of Bond]

This bond is one of the bonds of a series designated as First Mortgage Bonds, 5.81% Series due 2037 (sometimes herein referred to as the “Bonds of the 2037 Series”) limited to a maximum aggregate principal amount of $130,000,000. Bonds of the 2037 Series are bonds of an authorized issue of bonds of the Company known as First Mortgage Bonds, not limited as to maximum aggregate principal amount, all issued or issuable in one or more series under and equally secured (except insofar as any sinking fund, replacement fund, or other fund established in accordance with the provisions of the Indenture hereinafter mentioned may afford additional security for the bonds of any specific series) by an Indenture of Mortgage and Deed of Trust dated July 1, 1945, duly executed and delivered by the Company to HSBC Bank USA, National Association (as successor to The Marine Midland Trust Company of New York), as Trustee, as supplemented, amended, and modified by fifty-seven supplemental indentures and by the Fifty-eighth Supplemental Indenture (such Indenture of Mortgage and Deed of Trust as so supplemented, amended, and modified by such fifty-seven supplemental indentures and the Fifty-eighth Supplemental Indenture being hereinafter called the “Indenture”), to which Indenture reference is hereby made for a description of the property mortgaged and pledged as security for said bonds, the nature and extent of the security, and the rights, duties, and immunities thereunder of the Trustee, the rights of the holders of said bonds and of the Trustee and of the Company in respect of such security, and the terms upon which said bonds may be issued thereunder. Capitalized terms used herein and not defined herein shall have the respective meanings in the Indenture, unless otherwise noted.

The Bonds of the 2037 Series are not subject to any sinking fund.

The Bonds of the 2037 Series may be redeemed by the Company prior to maturity as a whole, at any time, or in part, from time to time on notice given not more than ninety nor less than thirty days prior to the date of such redemption at the option of the Company at a price equal to the greater of (i) the principal amount of the portion of this bond to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest (not including any portion of such payments of interest accrued as of the date of redemption) due on this bond (or portion thereof) to be redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points, together in each case with accrued and unpaid interest to the date of redemption.

If this bond or any portion thereof ($10,000 or an integral multiple thereof) is duly called for redemption and payment duly provided for as specified in the Indenture, this bond or such portion thereof shall cease to be entitled to the lien of the Indenture from and after the date payment is so provided for and shall cease to bear interest from and after the date fixed for such redemption.

In the event of the selection for redemption of a portion only of the principal of this bond, payment of the redemption price will be made only upon surrender of this bond in exchange for a bond or bonds (but only of authorized denominations of the same series) for the unredeemed balance of the principal amount of this bond.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five percent in principal amount of the bonds (exclusive of bonds disqualified by reason of the Company’s interest therein) at the time outstanding, including, if more than one series of bonds shall be at the time outstanding, not less than sixty percent in principal amount of each series affected, to effect, by an indenture supplemental to the Indenture, modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds and coupons; provided, however, that no such modification or alteration shall be made without the written approval or consent of all holders hereof which will (i) extend the maturity of this bond or reduce the rate or extend the time of payment of interest hereon or reduce the amount of the principal hereof, (ii) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or (iii) reduce the percentage of the principal amount of the bonds upon the approval or consent of the holders of which modifications or alterations may be made as aforesaid.

The transfer of this bond is registrable by the registered owner hereof in person or by such owner’s attorney duly authorized in writing, at the corporate trust office of the Trustee in the Borough of Manhattan, City and State of New York, upon surrender of this bond for cancellation and upon payment of any taxes or other governmental charges payable upon such transfer, and thereupon a new registered bond or bonds of the same series and of a like aggregate principal amount will be issued to the transferee or transferees in exchange therefor.

The Company, the Trustee, and any paying agent may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payments of or on account of the principal hereof and interest due hereon, and for all other purposes, whether or not this bond shall be overdue, and neither the Company, the Trustee, nor any paying agent shall be affected by any notice to the contrary.

Bonds of this series are issuable only in fully registered form without coupons in denominations of $100,000 or any amount in excess thereof that is an integral multiple of $10,000. The registered owner of this bond at its option may surrender the same for cancellation at said office of the Trustee and receive in exchange therefor the same aggregate principal amount of registered bonds of the same series but of other authorized denominations upon payment of any taxes or other governmental charges payable upon such exchange and subject to the terms and conditions set forth in the Indenture. Bonds may be issued in a denomination of less than $100,000 (but in multiples of at least $10,000) if necessary to enable the registration of a transfer by a holder of its entire holding of Bonds, or if necessary for the redemption of Bonds.

If an event of default as defined in the Indenture shall occur, the principal of this bond may become or be declared due and payable before maturity in the manner and with the effect provided in the Indenture. The holders, however, of certain specified percentages of the bonds (exclusive of bonds disqualified by reason of the Company’s interest therein) at the time outstanding, including in certain cases specified percentages of bonds of particular series, may in certain cases, to the extent and as provided in the Indenture, waive certain defaults thereunder and the consequences of such defaults.

No recourse shall be had for the payment of the principal of or the interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, against any incorporator, shareholder, director, or officer, past, present, or future, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, shareholders, directors, and officers, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and as provided in the Indenture.

The Indenture provides that this bond shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

(End of Form of Bond of the 5.81% Series due 2037)

and

WHEREAS, all acts and proceedings required by law and by the charter or articles of incorporation and bylaws of the Company necessary to make the Bonds to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee, and duly issued, the valid, binding, and legal obligations of the Company, and to constitute this Supplemental Indenture a valid and binding instrument, have been done and taken; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, that, in order to secure the payment of the principal of, premium, if any, and interest on all First Mortgage Bonds at any time issued and outstanding under the Original Indenture as supplemented and modified by the fifty-seven supplemental indentures hereinbefore described and as supplemented and modified by this Supplemental Indenture, according to their tenor, purport, and effect, and to secure the performance and observance of all the covenants and conditions therein and herein contained, and for the purpose of confirming and perfecting the lien of the Indenture on the properties of the Company hereinafter described, or referred to, and for and in consideration of the premises and of the mutual covenants herein contained, and acceptance of the Bonds by the holders thereof, and for other valuable consideration, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Supplemental Indenture and by these presents does grant, bargain, sell, warrant, alien, convey, assign, transfer, mortgage, pledge, hypothecate, set over, and confirm unto the Trustee the following property, rights, privileges, and franchises (in addition to all other property, rights, privileges, and franchises heretofore subjected to the lien of the Original Indenture as supplemented by the fifty-seven supplemental indentures hereinbefore described and not heretofore released from the lien thereof, all of which shall secure all bonds, including the Bonds of the 2037 Series), to wit:

CLAUSE I

Without in any way limiting anything in the Mortgage or hereinafter described, all and singular the lands, real estate, chattels real, interests in land, leaseholds, ways, rights-of-way, easements, servitudes, permits and licenses, lands under water, riparian rights, franchises, privileges, electric generating plants, electric transmission and distribution systems, and all apparatus and equipment appertaining thereto, offices, buildings, warehouses, garages, and other structures, tracks, machine shops, materials and supplies, and all property of any nature appertaining to any of the plants, systems, business, or operations of the Company, whether or not affixed to the realty, used in the operation of any of the premises or plants or systems or otherwise, which have been acquired by the Company since the execution and delivery of the Original Indenture and not heretofore included in any indenture supplemental thereto, and now owned or which may hereafter be acquired by the Company (other than excepted property as defined in the Mortgage).

CLAUSE II

All corporate, Federal, State, municipal, and other permits, consents, licenses, bridge licenses, bridge rights, river permits, franchises, grants, privileges, and immunities of every kind and description, owned, held, possessed, or enjoyed by the Company (other than excepted property as defined in the Mortgage) and all renewals, extensions, enlargements, and modifications of any of them, which have been acquired by the Company since the execution and the delivery of the Original Indenture and not heretofore included in any indenture supplemental thereto, and now owned or which may hereafter be acquired by the Company.

CLAUSE III

Also all other property, real, personal, or mixed, tangible or intangible (other than excepted property as defined in the Mortgage) of every kind, character, and description and wheresoever situated, whether or not useful in the generation, manufacture, production, transportation, distribution, sale, or supplying of electricity, hot water, or steam, which has been acquired by the Company since the execution and delivery of the Original Indenture and not heretofore included in any indenture supplemental thereto, and now owned or which may hereafter be acquired by the Company (other than excepted property as defined in the Mortgage).

CLAUSE IV

Together with all and singular the plants, buildings, improvements, additions, tenements, hereditaments, easements, rights, privileges, licenses, and franchises and all other appurtenances whatsoever belonging or in any wise pertaining to any of the property hereby mortgaged or pledged, or intended so to be, or any part thereof, and the reversion and reversions, remainder and remainders, and the rents, revenues, issues, earnings, income, products, and profits thereof, and every part and parcel thereof, and all the estate, right, title, interest, property, claim, and demand of every nature whatsoever of the Company at law, in equity, or otherwise howsoever, in, of, and to such property and every part and parcel thereof (other than excepted property as defined in the Mortgage).

TO HAVE AND TO HOLD all of said property, real, personal, and mixed, and all and singular the lands, properties, estates, rights, franchises, privileges, and appurtenances hereby mortgaged, conveyed, pledged, or assigned, or intended so to be, together with all the appurtenances thereto appertaining and the rents, issues, and profits thereof, unto the Trustee and its successors and assigns, forever:

SUBJECT, HOWEVER, to the exceptions, reservations, restrictions, conditions, limitations, covenants, and matters contained in all deeds and other instruments whereunder the Company has acquired any of the property now owned by it, and to permitted encumbrances as defined in Subsection B of Section 1.11 of the Mortgage;

BUT IN TRUST NEVERTHELESS, for the equal and proportionate use, benefit, security, and protection of those who from time to time shall hold the bonds authenticated and delivered under the Original Indenture and the fifty-seven supplemental indentures hereinbefore described or this Supplemental Indenture, and duly issued by the Company, without any discrimination, preference, or priority of any one bond over any other by reason of priority in the time of issue, sale, or negotiation thereof or otherwise, except as provided in Section 11.28 of the Mortgage, so that, subject to said Section 11.28, each and all of said bonds shall have the same right, lien, and privilege under the Original Indenture and the fifty-seven supplemental indentures hereinbefore described, or this Supplemental Indenture, and shall be equally secured thereby and hereby and shall have the same proportionate interest and share in the trust estate, with the same effect as if all of the bonds had been issued, sold, and negotiated simultaneously on the date of delivery of the Original Indenture;

AND UPON THE TRUSTS, USES, AND PURPOSES and subject to the covenants, agreements, and conditions in the Original Indenture and the fifty-seven supplemental indentures hereinbefore described and herein set forth and declared.

ARTICLE ONE.

BONDS OF THE 2037 SERIES AND

CERTAIN PROVISIONS RELATING THERETO.

SECTION 1.01.            Certain Terms of Bonds of the 2037 Series. There is hereby established a series of First Mortgage Bonds of the Company designated and entitled as “First Mortgage Bonds, 5.81% Series due 2037” (sometimes referred to as the “Bonds of the 2037 Series”). The aggregate principal amount of the Bonds of the 2037 Series shall be limited to $130,000,000, excluding, however, any Bonds of the 2037 Series which may be executed, authenticated, and delivered in exchange for or in lieu of or in substitution for other Bonds of such Series pursuant to the provisions of the Indenture.

The definitive Bonds of the 2037 Series shall be issuable in substantially the form as hereinabove set forth in fully registered form without coupons in the denomination of $100,000, or any amount in excess thereof that is an integral multiple of $10,000.

Notwithstanding the provisions of Section 2.05 of the Mortgage, each Bond of the 2037 Series shall be dated as of the date of execution by the Company, shall mature on October 1, 2037 (the “Maturity Date”), except to the extent redeemed or repaid prior to the Maturity Date, and shall bear interest at the rate of 5.81 per cent per annum (calculated on the basis of a 360-day year of twelve 30-day months) until the principal hereof is paid or made available for payment. Interest will be paid semi-annually in arrears on April 1 and October 1 (each an “Interest Payment Date”) each year from the Interest Payment Date next preceding the date this bond is executed by the Company, or, if the date this bond is executed by the Company is an Interest Payment Date, from such Interest Payment Date, or, if the date this bond is executed by the Company is prior to the Original Issue Date specified on the Bond, from the Original Issue Date. If and to the extent the Company shall default in the payment of interest due on an Interest Payment Date, then interest shall be paid from the date to which interest has been paid, provided, however, that if such default shall be in respect of the interest due on the first Interest Payment Date following the Original Issue Date, then interest shall be paid from the Original Issue Date. If the Maturity Date or an Interest Payment Date falls on a day which is not a Business Day, as defined below, principal or interest payable with respect to such Maturity Date or Interest Payment Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity Date or Interest Payment Date, as the case may be. The person in whose name any Bond of the 2037 Series is registered at the close of business on the applicable Record Date (as defined below) with respect to any Interest Payment Date shall be entitled to receive the interest payable thereon on such Interest Payment Date notwithstanding the cancellation of such Bond of the 2037 Series upon any registration of transfer or exchange thereof subsequent to such Record Date and prior to such Interest Payment Date, unless the Company shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid to the person in whose name such Bond of the 2037 Series is registered on a subsequent record date fixed by the Company, which subsequent record date shall be fifteen days prior to the payment of such defaulted interest; provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable. As used herein the term “Business Day” means any day, other than a Saturday or Sunday, on which banks in The City of New York, New York are not required or authorized by law to close. As used herein, the term “Record Date” with respect to any Interest Payment Date shall mean the fifteenth day (whether or not such day is a Business Day) next preceding such Interest Payment Date. The principal of the Bonds of the 2037 Series shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts at the office or agency of the Company in the Borough of Manhattan, City and State of New York, and interest on such Bonds of the 2037 Series shall be payable in like coin or currency at said office or agency.

The Company shall provide written notice to the Trustee of the Original Issue Date no later than five days before such date.

Upon compliance with the provisions of Section 2.06 of the Mortgage and as provided in this Supplemental Indenture, and upon payment of any taxes or other governmental charges payable upon such exchange, Bonds of the 2037 Series may be exchanged for a new Bond or Bonds of the 2037 Series of different authorized denominations of like aggregate principal amount. The Trustee hereunder shall, by virtue of its office as such Trustee, be the registrar and transfer agent of the Company for the purpose of registering permitted transfers of Bonds of the 2037 Series.

Notwithstanding the provisions of Section 2.11 of the Mortgage, no service charge shall be made for any exchange or registration of transfer of Bonds of the 2037 Series, but the Company or the Trustee at either of their option may require payment of a sum sufficient to cover any tax or other governmental charge incident thereto.

SECTION 1.02.            Redemption Provisions for Bonds of the 2037 Series. The Bonds of the 2037 Series may be redeemed prior to maturity at any time, in whole or in part, upon prior notice given by mailing such notice to the respective registered owners of such Bonds of the 2037 Series not less than thirty nor more than ninety days prior to the redemption date and as otherwise required by the provisions of Article Nine of the Mortgage, at the option of the Company, at a redemption price equal to the greater of (i) 100 percent of the principal amount of the portion of the Bonds of the 2037 Series to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest (not including any portion of such payments of interest accrued as of the date of redemption) due on the Bonds of the 2037 Series (or portion thereof) to be redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points, together in each case with accrued and unpaid interest to the date of redemption. The Company shall give the Trustee notice of such redemption price immediately after the calculation thereof, and the Trustee shall have no responsibility for such calculation.

Notwithstanding the provisions of Section 9.03 of the Mortgage, in the case of any partial redemption of the Bonds of the 2037 Series, the principal amount of the Bonds to be redeemed shall be allocated pro rata among all holders of such Bonds of the 2037 Series at the time outstanding and in accordance with the unpaid principal amount thereof.

The following definitions shall apply for purposes of this Section 1.02:

(a) “Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

(b) “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Bonds of the 2037 Series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Bonds of the 2037 Series.

(c) “Comparable Treasury Price” means, with respect to any redemption date, (A) the average of four Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations for the redemption date, or (B) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

(d) “Independent Investment Banker” means an independent investment and banking institution of national standing appointed by the Company.

(e) “Reference Treasury Dealer” means a primary U.S. Government securities dealer in New York City selected by the Independent Investment Banker.

(f) “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the fourth Business Day preceding the redemption date.

SECTION 1.03.            Sections 4.04, 4.05, and 4.06 to Remain in Effect. Notwithstanding the provisions of Sections 4.04, 4.05, 4.06, and 4.07 of the Mortgage, the provisions of Sections 4.04, 4.05, and 4.06 of the Mortgage shall remain in full force and effect and shall be performed by the Company so long as any Bonds of the 2037 Series remain outstanding.

SECTION 1.04.            Certain Requirements of Mortgage to Remain Applicable. The requirements which are stated in the next to the last paragraph of Section 1.13 and in Clause (9) of Paragraph A of Section 3.01 of the Mortgage to be applicable so long as any of the Bonds of the 1975 Series are outstanding shall remain applicable so long as any of the Bonds of the 2037 Series are outstanding.

SECTION 1.05.            Certain Exceptions to Sections 2.06 and 2.10 of the Mortgage. Notwithstanding the provisions of Section 2.06 or Section 2.10 of the Mortgage, the Company shall not be required (a) to issue, register, discharge from registration, exchange, or register the transfer of any Bond of the 2037 Series for a period of fifteen days next preceding any selection by the Trustee of Bonds of the 2037 Series to be redeemed or (b) to register, discharge from registration, exchange, or register the permitted transfer of any Bond of the 2037 Series so selected for redemption in its entirety or (c) to exchange or register the permitted transfer of any portion of a Bond of the 2037 Series which portion has been so selected for redemption.

SECTION 1.06.            Reference to Minimum Provision for Depreciation in Certificate of Available Additions. So long as any Bonds of the 2037 Series remain outstanding, all references to the minimum provision for depreciation in the form of certificate of available additions set forth in Section 3.03 of the Mortgage shall be included in any certificate of available additions filed with the Trustee, but whenever Bonds of the 2037 Series shall no longer be outstanding, all references to such minimum provisions for depreciation may be omitted from any such certificate.

SECTION 1.07.             Reporting Obligations. To the extent the Company is no longer required to file or does not voluntarily file the following documents with the Securities and Exchange Commission (the “SEC”), so long as any Bonds of the 2037 Series are outstanding, the Company shall furnish to the Trustee, within the time periods specified in the SEC’s rules and regulations, the following:

(a) All quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated subsidiaries and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants.

(b) All current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

The Trustee shall retain such documents in accordance with its customary procedures.

Delivery of such reports, information, and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein (as to which the Trustee may rely solely on Officers’ Certificates).

SECTION 1.08.            CUSIP, ISIN, Private Placement or Common Code Numbers. The Company in issuing the Bonds of the 2037 Series may use “CUSIP,” “ISIN,” “Private Placement, ” or “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use such numbers in notices of redemption or repurchase as a convenience to holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the bonds or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the other identification numbers printed on the bonds, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in “CUSIP,” “ISIN,” “Private Placement,” or “Common Code” numbers.

SECTION 1.09              Duration of Article One. This Article One shall be of force and effect only so long as any Bonds of the 2037 Series are outstanding.

ARTICLE TWO.

TRUSTEE.

SECTION 2.01.            Duties of Trustee. The Trustee hereby accepts the trust hereby created.  The Trustee undertakes, prior to the occurrence of an event of default and after the curing of all events of default which may have occurred, to perform such duties and only such duties as are specifically set forth in the Original Indenture as heretofore and hereby supplemented and modified, on and subject to the terms and conditions set forth in the Original Indenture as so supplemented and modified, and in case of the occurrence of an event of default

(which has not been cured) to exercise such of the rights and powers vested in it by the Original Indenture as so supplemented and modified, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the Bonds issued hereunder or the due execution thereof by the Company.  The Trustee shall be under no obligation or duty with respect to the filing, registration, or recording of this Supplemental Indenture or the re-filing, re-registration, or re-recording thereof. The recitals of fact contained herein or in the Bonds (other than the Trustee’s authentication certificate) shall be taken as the statements solely of the Company, and the Trustee assumes no responsibility for the correctness thereof.

ARTICLE THREE.

MISCELLANEOUS PROVISIONS.

SECTION 3.01.            Date of this Supplemental Indenture. Although this Supplemental Indenture, for convenience and for the purpose of reference, is dated April 1, 2007, the actual date of execution by the Company and by the Trustee is as indicated by their respective acknowledgments hereto annexed.

SECTION 3.02.            Relation to Original Indenture. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture as heretofore supplemented and modified, and as supplemented and modified hereby, the Original Indenture as heretofore supplemented and modified is in all respects ratified and confirmed, and the Original Indenture as heretofore and hereby supplemented and modified shall be read, taken, and construed as one and the same instrument. All terms used in this Supplemental Indenture shall be taken to have the same meaning as in the Original Indenture except in cases where the context clearly indicates otherwise.

SECTION 3.03.            Invalid, Illegal, or Unenforceable Provisions. In case any one or more of the provisions contained in this Supplemental Indenture or in the Bonds shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Supplemental Indenture, but this Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

SECTION 3.04.            Counterparts. This Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

SECTION 3.05.            Conflicting Provision. If any provision of this Supplemental Indenture conflicts with another provision of the Mortgage required to be included in indentures qualified under the Trust Indenture Act of 1939 (as enacted prior to the date of this Supplemental Indenture) by any of the provisions of said Act, such required provision shall control.

SECTION 3.06.            Headings. Article and Section headings and the table of contents used herein are for convenience of reference only, are not part of this Supplemental Indenture, and are not to affect the construction of, or to be taken into consideration in interpreting, this Supplemental Indenture.

SECTION 3.07.            Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK DETERMINED WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), PROVIDED THAT THE FOREGOING SHALL NOT APPLY TO THE CREATION OR ENFORCEMENT OF ANY LIEN ON REAL PROPERTY CREATED BY THE INDENTURE, WHICH SHALL BE GOVERNED BY THE LAWS OF THE STATE IN WHICH SUCH REAL PROPERTY IS LOCATED.

IN WITNESS WHEREOF, Portland General Electric Company has caused this Supplemental Indenture to be signed in its corporate name by its President or one of its Executive Vice Presidents or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries, and in token of its acceptance of the trusts created hereunder, HSBC Bank USA, National Association has caused this Supplemental Indenture to be signed in its corporate name by one of its Vice Presidents or one of its Assistant Vice Presidents or one of its Corporate Trust Officers and its corporate seal to be hereunto affixed and attested by one of its Corporate Trust Officers, all as of the day and year first above written.

PORTLAND GENERAL ELECTRIC COMPANY

By:	/s/ James J. Piro
Name:	James J. Piro
Title:	Executive Vice President, Finance,
Chief Financial Officer and Treasurer

Attest:	/s/ Cheryl A. Chevis
Name:	Cheryl A. Chevis
Title:	Assistant Secretary

(Seal)

HSBC BANK USA, NATIONAL ASSOCIATION,

as Trustee

By:	/s/ Herawattee Alli
Name: Herawattee Alli
Title:	Assistant Vice President

Attest: /s/ Anthony A. Bocchino, Jr.

Title:	Vice President	____

(Seal)

State of Oregon           )

) ss.
County of Multnomah	)

The foregoing instrument was acknowledged before me on this 9th day of April, 2007 by James J. Piro, the Executive Vice President, Finance, Chief Financial Officer and Treasurer of PORTLAND GENERAL ELECTRIC COMPANY, an Oregon corporation, on behalf of said corporation.

/s/ Julie M. Du Bois	_____
Notary Public for Oregon
No. 397620
My Commission Expires 09/15/2009

[NOTARIAL SEAL]

State of New York     )

) ss.
County of New York	)

The foregoing instrument was acknowledged before me on this 11th day of April, 2007 by Herawattee Alli, a(an) Assistant Vice President of HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, on behalf of said association.

/s/ Ecliff C. Jackman____________
Notary Public, State of New York
No.	01JA6112150
My Commission Expires 06/28/08

[NOTARIAL SEAL]

State of Oregon           )

) ss.
County of Multnomah	)

James J. Piro and Cheryl A. Chevis, the Executive Vice President, Finance, Chief Financial Officer and Treasurer, and an Assistant Secretary, respectively, of PORTLAND GENERAL ELECTRIC COMPANY, an Oregon corporation, the mortgagor in the foregoing mortgage named, being first duly sworn, on oath depose and say that they are the officer above named of said corporation and that this affidavit is made for and on its behalf by authority of its Board of Directors and that the aforesaid mortgage is made by said mortgagor in good faith, and without any design to hinder, delay, or defraud creditors.

Subscribed and sworn to before me this 9th	day of April, 2007.

/s/ Julie M. DuBois______________
Notary Public for Oregon
No. 397260
My Commission Expires 09/15/2009

[NOTARIAL SEAL]